Calculation of Filing Fee Tables
S-8
Jade Biosciences, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	1,750,000	$ 23.57	$ 41,247,500.00	0.0001381	$ 5,696.28
Total Offering Amounts:						$ 41,247,500.00		$ 5,696.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,696.28
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.0001 per share (the "Common Stock") of Jade Biosciences, Inc. (the "Registrant") that become issuable under the Jade Biosciences, Inc. 2026 Employment Inducement Stock Incentive Plan (the "2026 Inducement Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2026 Inducement Plan. Represents 1,750,000 shares of Common Stock available for future issuance under the 2026 Inducement Plan. Proposed Maximum Offering Price Per Unit estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Capital Market, on April 30, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources